SECURITIES AND EXCHANGE COMMISSION

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report
(Date of earliest event reported): January 15, 1997


                           Spice Entertainment Companies, Inc.
               (Exact Name of Company as specified in its Charter)

        Delaware                      0-21150                    11-2917462
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(State or other jurisdiction       (Commission               (IRS Employer of
   of incorporation)               File Number)             Identification No.)


      536 Broadway, New York, NY                                  10012
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 Address of Principal Executive Offices                         (Zip Code)


Company's telephone number, including area code:             (212) 941-1434
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Item 2.           Acquisition or Disposition of Assets.

         On February 7, 1997 and pursuant to a Settlement Agreement (the Settlement Agreement") dated January 29, 1997, among Spice Entertainment Companies, Inc. (the "Company"), Spector Entertainment Group, Inc. ("SEG"), the Spector Family Revocable Trust, the Eric M. Spector Revocable Living Trust, Edward M. Spector, Ilene H. Spector, Eric M. Spector, Evan M. Spector and Staci
M. Spector (collectively the "Spector Group"), the Company conveyed all of the issued and outstanding shares of the common stock of SEG to certain members of the Spector Group in exchange for the 700,000 shares of the Company's Common Stock, $.01 par value ("Common Stock"), previously issued to certain members of the Spector Group as part of the acquisitive merger transaction whereby SEG became a wholly owned subsidiary of Company. The Settlement Agreement also provides for mutual general releases and for each party to indemnify the other in connection with certain matters relating to the transactions contemplated by the Settlement Agreement.

         Edward M. Spector, a director of the Company resigned from the Company's Board of Directors and J. Roger Faherty, Dean Ericson and Rudy R. Miller, who are members of the Company's Board of Directors, resigned from the Board of Directors of SEG.

         As provided for in the Settlement Agreement, the Company also entered into a Transponder Services Agreement with SEG pursuant to which the Company will provide transponder services to SEG for monthly payments of $80,000 for two years. The Company and SEG are also entering into a Management Agreement providing for the temporary management by SEG of certain FCC licenses which the Comapny will transfer to SEG when the Federal Communications Commission approves the transfer.

         The Spector Family Revocable Trust, Eric M. Spector, Evan M. Spector and Staci M. Spector, and the Company are parties to a Letter Agreement dated August 14, 1995, as amended (the "August 14th Agreement"), under which the Company was granted an option to acquire and the Spector Group signatories were granted a put ("Put") to sell, all of the issued and outstanding shares of the Spector Information Systems, Inc. (n/k/a United Transactive Systems, Inc.) in exchange for a formula determined number of shares of the Company's common stock. The parties to the August 14th Agreement are also entering into a Termination Agreement dated as of February 7, 1997 terminating the August 14th Agreement and suspending the Spector Group's prior exercise of the Put.

         The description of the agreements referred to in this Item 2 are qualified in their entirety by reference to the text of each such agreement which has been filed as exhibits hereto and are incorporated herein by reference.

Item 4.  Changes In Company's Certifying Accountant.

         On February 13, 1997, the Company engaged the firm of Grant Thornton LLP as its independent auditors to audit its financial statements for the fiscal period ended as of December 31, 1996.

Item 5.  Other Events.

         The Company and certain of its subsidiaries (referred to herein and in the PNC Credit Agreement (as defined below) as "Obligors") and PNC Bank, N.A., as successor-in-interest to Midlantic Bank, N.A. ("PNC"), were parties to an Amended and Restated Loan and Security Agreement, as amended (the "PNC Credit Facility") pursuant to which PNC provided a credit facility to the Company. The PNC Credit Facility had an outstanding principal amount of approximately $14.6 million at December 31, 1996. As part of the PNC Credit Agreement, the Company issued a warrant to acquire 100,000 shares of the Common Stock of the Company.

         Pursuant to a Settlement Agreement (the "PNC Settlement Agreement") dated January 15, 1997 by and among PNC, the Company and the Obligors, the Company paid PNC $9.6 million, issued a $400,000 two-year promissory note and granted a warrant (the "PNC Warrant") to purchase 600,000 shares of Common Stock in satisfaction of the PNC Credit Facility. PNC released its security interest in the Company's assets.

         The PNC Warrant supersedes the warrant previously issued to PNC. The PNC Warrant has an exercise price is $2.0625 per share and is exericsable until December 8, 2004. The Company granted PNC registration rights with respect to the shares of Common Stock underlying the PNC Warrant pursuant to the terms of a Registration Rights Agreement.

         Pursuant to a Loan and Security Agreement dated January 15, 1997, between Madeleine L.L.C. ("Madeleine") and the Company, Madeleine agreed to provide a credit facility to the Company consisting of a $10.5 million term loan and a revolving credit facility of up to $3.5 million. The term loan was used to satisfy the $9.6 million cash payment provide for under the PNC Settlement Agreement and to pay the loan commitment fee. The Credit Facility matures in 30 months with quarter-annual amortization totaling $2.5 million of the principal in the last year of the loan. The loan bears interest at 5% over the Citibank prime rate but not less than 13%. Three percent of the interest may be accrued and added to the principal of the loan and will be forgiven if the Credit Facility is paid in full within two years.

         As part of this transaction, the Company issued 2,425 shares of $100 face value Convertible Preferred Stock Series 1997-A (the "Preferred Stock"). The terms of the Preferred Stock are set forth in a Certificate of Designation of Preferences and Rights Convertible Preferred Stock Series 1997-A. The Preferred Stock provides for an 8% coupon payable, at the Company's election, with additional Preferred Stock. The Preferred Stock is convertible after two years into Common Stock of the Company at a 10% discount from the then current market price of the Company's Common Stock. The Company entered into a Registration Rights Agreement with Madeliene providing for registration of the shares of Common Stock underlying the Preferred Stock.

         As part of the Loan Agreement, the Company entered into various agreements with Madeleine pledging the stock of all of its domestic operating subsidiaries and The Home Video Channel, Limited and granting Madeleine a security interest in the Company's assets.

         The description of the agreements referred to in this Item 5 are qualified in their entirety by reference to the text of each such agreement which have been filed as exhibits hereto and are incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(b)      Pro Forma Financial Information
Item Ref in 17
CFR 229.601(a)
(2) Pro forma financial information reflecting the disposition of Spector Entertainment Group, Inc. will be filed as soon as it is available and in any event no later than 60 days after the date this Current Report on Form 8-K is required to be filed.


(c)      Exhibits:

Item Ref in 17
CFR 229.601(b)                                                      Exhibit
                                                                    Number
                  Exhibit
(2)               Settlement Agreement dated January 29,             2.03
                  1997 among Spice Entertainment Companies,
                  Inc., Spector Entertainment Group, Inc., the Spector Family Revocable Trust, the
                  Eric M. Spector Revocable Living Trust,
                  Edward M. Spector, Ilene H. Spector,
                  Eric M. Spector, Evan M. Spector and
                  Staci M. Spector

(4)               Termination Agreement dated as of February ,       4.06
                  1997 by and among Spice Entertainment
                  Companies, Inc. and the Spector Family
                  Revocable Trust, Eric M. Spector,  Evan M.
                  Spector and Staci M. Spector

(10)              Transponder Services Agreement dated             10.72
                  February  , 1997 by and between Spice
                  Entertainment Companies, Inc. and Spector
                  Entertainment Group, Inc.

(4)               Settlement Agreement dated January 15,           4.07
                  1997 by and among PNC Bank, N.A. and Spice
                  Entertainment Companies, Inc. and the other
                  Obligors

(4)               Warrant to Purchase 600,000 shares of            4.08
                  Common Stock of Spice Entertainment
                  Companies, Inc. issued to PNC Bank, N.A.
                  dated January 15, 1997

(4)               Registration Rights Agreement dated as of        4.09
                  January 15, 1997 by and between Spice
                  Entertainment Companies, Inc. and PNC
                  Bank, N.A.

(4)               Loan and Security Agreement dated as of          4.10
                  January 15, 1997 between Spice
                  Entertainment Companies, Inc. and
                  Madeleine L.L.C.

(4)               Certificate of Designation of Preferences        4.11
                  and Rights Convertible Preferred Stock
                  Series 19997-A

(4)               Registration Rights Agreement dated              4.12
                  January 15, 1997 by and between Spice
                  Entertainment Companies, Inc. and
                  Madeleine L.L.C.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       SPICE ENTERTAINMENT
                                       COMPANIES, INC.


                                       By:  /s/ J. Roger Faherty
                                           ------------------------
                                           J. Roger Faherty,
                                           Chairman & Chief Executive Officer



Dated: February 13, 1997